                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF THE COMPANY

                                                                                 Percentage
                                                                                 of Voting
                                                                                 Securities
             Name                        Address           Incorporation           Owned
----------------------------------    ---------------    -----------------   ----------------
Specialty Constructors, Inc.          Cedar Crest, NM           NM                 100%
Specialty Management, Inc.            Cedar Crest, NM           NV                 100%
Specialty Acquisitions, Inc.          Cedar Crest, NM           NV                 100%
Specialty Combined Resources, Inc.    Laguna Hills, CA          TX                 100%
Specialty Fortress, Inc.              Cedar Crest, NM           NV                 100%
Specialty Training, Inc.              Cedar Crest, NM           NV                 100%
Specialty Constructors East, Inc.     Cedar Crest, NM           NV                 100%